Form N-SAR

Sub-Item 77D
Policies with Respect to Securities Investments
Janus Dynamic Allocation Fund
INTECH Risk-Managed Core Fund
INTECH Risk-Managed Growth Fund
INTECH Risk-Managed Value Fund
2-34393, 811-1879

Janus Dynamic Allocation Fund
New Policy:
The Fund pursues its investment objective by investing in a diversified portfolio of other Janus mutual funds ("underlying funds") and securities which provide exposure to issuers located throughout the world. Through its investment in the underlying funds, the Fund invests in issuers from several different countries, including the United States, and may, under unusual circumstances, be invested in a single country. The Fund may also have significant exposure to emerging markets.

Old Policy:
The Fund pursues its investment objective by investing in a diversified portfolio of other Janus mutual funds ("underlying funds") and securities.

INTECH Risk-Managed Core Fund
New Policy:
The Fund invests, under normal circumstances, at least 80% of its net assets in U.S. common stocks from the universe of the S&P 500(R) Index,utilizing INTECH's mathematical investment process.The S&P 500(R)Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

Old Policy:
The Fund invests primarily in common stocks from the universe of the Fund's benchmark index, which is the S&P 500(R)Index. Stocks are selected for their potential contribution to the long-term growth of capital, utilizing INTECH's mathematical investment process.

INTECH Risk-Managed Growth Fund
New Policy:
The Fund invests, under normal circumstances, at least 80% of its net assets in U.S. common stocks from the universe of the Russell 1000(R)Growth Index, utilizing INTECH's mathematical investment process. The Russell 1000(R)Growth Index is an unmanaged index that measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

Old Policy:
The Fund invests primarily in common stocks from the universe of the Fund's benchmark index, which is the Russell 1000(R)Growth Index. Stocks are selected for their potential contribution to the long-term growth of capital, utilizing INTECH's mathematical investment process.

INTECH Risk-Managed Value Fund
New Policy:
The Fund invests, under normal circumstances, at least 80% of its net assets in U.S.common stocks from the universe of the Russell 1000(R)Value Index, utilizing INTECH's mathematical investment process.The Russell 1000(R) Value Index is an unmanaged index that measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values.

Old Policy:
The Fund invests primarily in common stocks from the universe of the Fund's benchmark index, which is the Russell 1000(R)Value Index.Stocks are selected for their potential contribution to the long-term growth of capital, utilizing INTECH's mathematical investment process.